Exhibit 99.1

1901 Chouteau Avenue : St. Louis, MO 63103 : Ameren.com

Contacts

Media Joe Muehlenkamp 314.554.4135 jmuehlenkamp@ameren.com	Analysts Doug Fischer 314.554.4859 dfischer@ameren.com	Matt Thayer 314.554.3151 mthayer@ameren.com	Investors Investor Services 800.255.2237 invest@ameren.com

For Immediate Release

Ameren Announces CEO Transition

Baxter elected President and Director of Ameren, Voss to retire July 1

ST. LOUIS (Feb. 18, 2014) — Ameren Corporation (NYSE: AEE) announced today that, in connection with the planned retirement of Chairman and Chief Executive Officer Thomas R. Voss, its Board of Directors decided that, effective immediately, Warner L. Baxter will succeed Voss as President of Ameren and that Baxter has been elected to Ameren’s Board of Directors. Ameren also announced that Baxter will become CEO on April 24, 2014, at which time Voss will become Executive Chairman. Voss will retire from Ameren and the Board of Directors on July 1, 2014, and Baxter is expected to succeed him as Chairman of the Board on that date. Since 2009, Baxter has served as the President and CEO of Ameren Missouri and will remain so until a successor is named.

From 2003 to 2009, Baxter was Executive Vice President and Chief Financial Officer of Ameren, where he led the finance, strategic planning and business risk management functions. From 2007 to 2009, he was also President and CEO of Ameren Services Company. Baxter joined Ameren in August 1995 as Assistant Controller. He has also served as Senior Vice President, Finance and as Vice President and Controller.

“The actions announced today represent the culmination of the Board’s lengthy succession planning process. Warner has significant financial and operating experience as Ameren’s former CFO and as the current CEO of Ameren Missouri. He is uniquely qualified to lead Ameren Corporation,” said Lead Director, Walter Galvin. Galvin added, “Tom Voss has dedicated himself to serving shareholders, customers and a generation of Ameren employees since 1969. During his five years as CEO, he, and his team, developed a clear vision and strategy for the future. The board thanks Tom for his dedication and commitment to excellence.”

“Ameren’s success has been a direct result of the hard work and winning attitude of all our employees,” said Ameren Chairman and CEO, Tom Voss. “I’m honored to have had the opportunity to lead this great company.” Voss went on to comment that Baxter is focused on providing value for both shareholders and customers. “I’m confident Warner has the talent and tenacity to lead our team in the successful execution of Ameren’s strategy,” said Voss.

Baxter noted that he appreciates the trust that the Board has vested in him. “I’m humbled and excited about the opportunity to lead Ameren to the next level of performance. It is an honor to follow in the footsteps of such a great leader of our company and our community, and it is indeed a great privilege to lead our more than 8,000 dedicated co-workers,” Baxter said. “Looking ahead, our entire Ameren team will continue to be focused relentlessly on our mission to power the quality of life in the communities that we serve. We will do this by executing our well-defined strategy. I am confident that the execution of this strategy will bring superior long-term value to our customers and superior returns for our shareholders.”

About Ameren

St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas delivery service. Ameren Transmission of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com. more information, visit Ameren.com.

Forward-looking Statements: This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, Ameren claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Ameren strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013.

Thomas R. Voss, 66

RETIRING AS CHAIRMAN AND CEO, AMEREN CORP.

Thomas R. Voss was elected to the position of chairman of the board of directors of Ameren Corporation on April 27, 2010. He was elected president and CEO of Ameren in May 2009 – titles he retained with his promotion to the position of board chairman. Voss served as executive vice president and chief operating officer of Ameren from 2004 to 2009. In December 2006, he was elected to the additional position of president and CEO of AmerenUE, Ameren’s Missouri rate-regulated operations.

Prior to this appointment, he held the title of senior vice president, Generation, and president, AmerenEnergy and AmerenEnergy Resources. In this position, he was responsible for generation, fuels and services and related trading and marketing operations, including AmerenEnergy Inc., AmerenEnergy Generating, AmerenEnergy Resources Business Service, AmerenEnergy Fuels and Services, AmerenUE Power Operations and AmerenEnergy Marketing.

Previously, he served as senior vice president for Energy Delivery/Customer Services. In this position, Voss was responsible for the design, construction, operation and maintenance of all gas and electric delivery systems and also for all customer care activities for Ameren’s operating utility companies – AmerenUE, AmerenCIPS and AmerenCILCO.

Voss began his career with Union Electric (now doing business as Ameren Missouri) in 1969 as a student engineer after earning a bachelor’s degree in electrical engineering from the University of Missouri-Rolla. After four years in the U.S. Air Force, he returned to Union Electric as an assistant engineer. From 1975-1987, he held a series of successively higher positions – moving from engineer to staff engineer, superintendent and district manager. In 1988, he became manager of Distribution Operating. He was named vice president, Region Operations for AmerenCIPS in July 1998.

Voss is also a graduate of the University of Michigan’s Public Utility Executive Program and the Westinghouse Advanced Power Systems School in Pittsburgh. In addition, in June 2005, he completed the Reactor Technology Course for Utility Executives – an intensive three-week program on nuclear technology offered through the Massachusetts Institute of Technology in Cambridge, MA, and the National Academy for Nuclear Training. Voss is a registered professional engineer in Missouri and Illinois.

Voss serves on several St. Louis area civic and arts organizations, including Civic Progress, Dance St. Louis (Chairman Emeritus), The MUNY, and the St. Louis Regional Chamber. Voss also serves on several national industry boards including Edison Electric Institute (executive committee) and is the past president of the Association of Edison Illuminating Companies. In 2011, Voss was selected by the National Society of Professional Engineers for national recognition as the recipient of PEI’s Distinguished Service Award.

Voss has been a champion of safety and diversity both within and outside Ameren Corporation.

A native of St. Louis and a graduate of St. Louis University High School, Voss and his wife of 44 years, Carol, have three children and four grandchildren.

Warner L. Baxter, 52

NAMED PRESIDENT AMEREN CORPORATION AND ELECTED DIRECTOR – WILL BECOME CEO APRIL 24TH

Warner Baxter became President and CEO of Ameren Missouri on May 1, 2009. Ameren Missouri is the largest energy provider in the State of Missouri, serving more than 1.2 million electric and gas customers with revenues in excess of $3 billion. Prior to this role, Mr. Baxter was Executive Vice President and Chief Financial Officer of Ameren Corporation, where he led the finance, strategic planning and business risk management functions of the entire enterprise beginning in 2003. In 2007, Mr. Baxter assumed the additional duties of President and CEO of Ameren Services.

Mr. Baxter joined Union Electric in August 1995 as Assistant Controller. He was named Controller of Union Electric Company in 1996. Following the 1997 merger of Union Electric and CIPSCO Incorporated, he served as Vice President and Controller of Ameren Corporation and Ameren Services. In 2001, Mr. Baxter was named Senior Vice President, Finance.

Before joining Ameren, Mr. Baxter served as senior manager in PricewaterhouseCooper’s LLP National Office in New York City from 1993 to 1995. He worked in the Accounting and SEC Services Department where he provided consulting services and served as one of the firm’s liaisons with the major accounting standard setting bodies in the U.S. From 1983 to 1993, Mr. Baxter worked in the Accounting and Auditing Services Department of the firm’s St. Louis office, where he provided auditing and consulting services to clients in a variety of industries.

Mr. Baxter earned a Bachelor of Science degree in accounting from the University of Missouri–St. Louis and passed the Certified Public Accountant examination. He is a member of the American Institute of Certified Public Accountants and the Missouri Society of Certified Public Accountants. In addition, Mr. Baxter has made meaningful and long-lasting contributions to higher education through his involvement at the University of Missouri and the University of Missouri–St. Louis. He is a member of the University of Missouri–St. Louis Chancellors Council (and past president) and he serves on the University of Missouri 100 Board.

Today, Mr. Baxter serves on the board of UMB Financial Corporation, a public company. He also serves on the boards of the Nuclear Energy Institute, the National Academy for Nuclear Training Accrediting Board, Barnes-Jewish Hospital, and Missouri Energy Development Association (MEDA). He is also actively involved with several charitable organizations, including Chair of the American Cancer Society’s St. Louis Chapter of CEOs Against Cancer of Missouri.

In addition, Mr. Baxter has served the past several years as executive leader of Ameren’s Diversity Council and Ameren’s Wellness initiatives. He is native of St. Louis. Warner and his wife Cindy have four children.